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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement.
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☐	Soliciting Material under §240.14a-12.
Star Buffet, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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STAR BUFFET, INC.
420 LAWNDALE DRIVE
SALT LAKE CITY, UTAH 84115

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 27, 2003

To the Stockholders of Star Buffet, Inc.:

        We cordially invite you to attend the annual meeting of stockholders of Star Buffet, Inc. The meeting will be held at the HomeTown Buffet, 1312 N. Scottsdale Road, Scottsdale, Arizona, on Friday, June 27, 2003, at 9:00 a.m. local time. We are holding the meeting to:

1.	Elect the following six (6) nominees to our board of directors until the next annual meeting of stockholders or until their successors are elected and have qualified:
	Robert E. Wheaton	Phillip "Buddy" Johnson
	Jack M. Lloyd	Craig B. Wheaton
	Thomas G. Schadt	B. Thomas M. Smith, Jr.
2.	Ratify our board of directors' selection of Grant Thornton LLP as our independent auditors for the current fiscal year.
3.	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        All of these actions are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on May 16, 2003 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors,

Robert E. Wheaton Chairman of the Board
Salt Lake City, Utah May 23, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE SIGN THE ATTACHED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY VOTE IN PERSON AT THE MEETING EVEN IF YOU HAVE ALREADY SUBMITTED A PROXY CARD.

STAR BUFFET, INC.
420 LAWNDALE DRIVE
SALT LAKE CITY, UT 84115

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
JUNE 27, 2003

Information about Solicitation and Voting

        Our board of directors is soliciting your proxy for our annual meeting of stockholders to be held at the HomeTown Buffet, 1312 N. Scottsdale Road, Scottsdale, Arizona, on Friday, June 27, 2003, at 9:00 a.m. local time. Our telephone number is (801) 463-5500. Voting materials, which include this proxy statement, the proxy card and our 2002 annual report to stockholders, will first be mailed to stockholders entitled to vote at the meeting on or about May 30, 2003.

        This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q:
What is the purpose of the annual meeting?

A:
At the annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, our management will report on our performance and respond to questions from stockholders.

Q:
Who can vote at the meeting?

A:
Our board of directors set May 16, 2003 as the record date for the meeting. If you owned our common stock at the close of business on May 16, 2003, you may attend and vote at the meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the meeting. As of the record date, 2,950,000 shares of our common stock, representing the same number of votes, were outstanding, and no shares of our preferred stock were outstanding.

Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the meeting if you are present in person at the meeting or if you have properly submitted a proxy card.

  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

Q:
How can I vote my shares in person at the meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker's name (in "street name"), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you obtain a proxy form from the broker that holds your shares.

Q:
How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

Q:
How can I change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:
What proposals are scheduled to be voted on at the meeting?

A:
There are two proposals scheduled for a vote. They are (1) to elect six nominees to our board of directors until the next annual meeting of stockholders or until their successors are elected and have qualified and (2) to ratify our board of directors' selection of Grant Thornton LLP as our independent auditors for the current fiscal year.

Q:
What is the vote required for each proposal?

A:
Election of Directors. You may vote "FOR" a nominee for our board of directors or you may "WITHHOLD AUTHORITY" to vote for a nominee. The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. This means that the six individuals receiving the highest number of "FOR" votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy card marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director(s) indicated, although it will be counted for purposes of determining whether there is a quorum.

  Ratification of Auditors. You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposals No. 2. For this proposal, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to this proposal will have no effect.

  All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have such discretionary power to vote your shares, your shares may constitute "broker non-votes" and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by our transfer agent, Mellon Investor Services LLC.

Q:
What is the recommendation of our board of directors?

A:
Unless you give other instructions on your proxy card, the person named as the proxy holder on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of director's recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote for the election of the six nominees to our board of directors and for the ratification of our board of directors' selection of Grant Thornton LLP as our independent auditors for our current fiscal year.

Q:
Where can I find the voting results?

A:
The preliminary voting results will be announced at the annual meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

        Currently, there are six members of the board of directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for the six nominees named below. All of the nominees presently are members of the board of directors.

        If any nominee becomes unavailable for any reason before the election, the persons named in the accompanying proxy card will have discretionary authority to vote for the election of such substitute nominee or nominees, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unavailable to serve.

Directors

        The names and other information concerning the six nominees for election as directors are set forth below.

        The director nominees are as follows:

NAME	AGE	POSITION
Robert E. Wheaton	51	Chief Executive Officer, President and Chairman
Phillip "Buddy" Johnson	50	Director
Jack M. Lloyd	53	Director
Thomas G. Schadt	61	Director
Craig B. Wheaton	45	Director
B. Thomas M. Smith, Jr.	68	Director

        Robert E. Wheaton has served as our Chief Executive Officer and President and as a member of our board of directors since our formation in July 1997. Mr. Wheaton has been Chairman of the Board since September 1998. Mr. Wheaton served as Executive Vice President of CKE Restaurants, Inc. from January 1996 through January 1999. From April 1995 to January 1996, he served as Vice President and Chief Financial Officer of Denny's Inc., a subsidiary of Flagstar Corporation. From 1991 to 1995, Mr. Wheaton served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer of The Bekins Company. Mr. Wheaton is the brother of Craig B. Wheaton, another member of our board of directors.

        Phillip "Buddy" Johnson has served as a member of our board of directors since February 1999. Mr. Johnson has served as the Supervisor of Elections of Hillsborough County, Florida, since March 2003. From March 2001 until March 2003, he served as the Director of the Division of Real Estate in the Florida Department of Business and Professional Regulations. Mr. Johnson served as President of the BuddyFreddys Division from April 1998 until March 2001. From 1980 until 1998, he was the founding Chairman and CEO of BuddyFreddys Enterprises. From 1991 to 1996, Mr. Johnson served as Republican floor leader in the Florida House of Representatives. Mr. Johnson also served on the executive committee of The Foundation for Florida's Future, a non-profit corporation established in 1995 by now governor, Jeb Bush.

        Jack M. Lloyd has served as a member of our board of directors since the completion of our initial public offering in September 1997. Mr. Lloyd served as Chairman of the Board of DenAmerica Corporation from July 1996 until September 2000, and as President, Chief Executive Officer and a director of DenAmerica Corporation from March 1996 until September 2000. DenAmerica Corporation changed its name to Phoenix Restaurant Group in June 1999. Mr. Lloyd served as Chairman of the Board and Chief Executive Officer of Denwest Restaurant Corp. from 1987 until the March 1996 merger of Denwest Restaurant Corp. and DenAmerica and as President of Denwest Restaurant Corp. from 1987 until November 1994. Mr. Lloyd engaged in commercial and residential real estate development and property management as President of First Federated Investment Corporation during the early and mid-1980's.

        Thomas G. Schadt has served as a member of our board of directors since the completion of our initial public offering in September 1997. Mr. Schadt has been the Chief Executive Officer of a privately-held beverage distribution company, Bear Creek, L.L.C., since 1995. From 1976 to 1994, he held several positions with PepsiCo, Inc., most recently, Vice President of Food Service.

        Craig B. Wheaton has served as a member of our board of directors since February 1999. Mr. Wheaton is a partner in the law firm Kilpatrick Stockton LLP. His main areas of practice include employee benefits, executive compensation and general corporate law. Mr. Wheaton received his B.A. degree, with honors, from the University of Virginia and his J.D. degree from Wake Forest University. From 1993 to 1998, Mr. Wheaton was a member of the Tax Council of the North Carolina Bar Association Section on Taxation and chair of its Employee Benefits Committee from 1995 to 1997. He is a member and former president of the Triangle Benefits Forum. He is a member of the Southern Employee Benefits Conference, the Employee Benefits Committee of the American Bar Association's Section of Taxation, the National Pension Assistance Project's National Lawyers Network, and the National Association of Stock Plan Professionals. Mr. Wheaton is the brother of Robert E. Wheaton, our Chairman of the Board, Chief Executive Officer and President.

        B. Thomas M. Smith, Jr. has served as a member of our board of directors since June 2002. Mr. Smith was a consultant with ITT Corp. from January 1996 to December 1996 and is now retired. From 1988 until 1995, he was Vice President and Director of Corporate Purchasing for ITT Corp. Mr. Smith has served as director of Republic Bancorp since June 1999.

Committees and Meetings of the Board of Directors

        The board of directors has two standing committees: the audit committee and the compensation committee. The board of directors does not have a nominating committee or other committee performing similar functions. Instead, the board of directors, as a whole, identifies and screens candidates for membership on our board of directors. The audit committee, whose current members are Messrs. Schadt, Lloyd, Johnson and Smith, monitors our basic accounting policies and their related system of internal control, reviews our audit and management reports and makes recommendations regarding the appointment of independent auditors. The compensation committee, whose current members are Messrs. Schadt and Lloyd, considers the hiring and election of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees.

        During fiscal 2003, the board of directors held three meetings, the audit committee held six meetings and the compensation committee held one meeting. During fiscal 2003, no director attended fewer than 75% of the aggregate number of meetings of the board of directors and the committee or committees on which they served.

        The report of the compensation committee with respect to the executive compensation policies established by the compensation committee for fiscal year ended January 27, 2003 is included in this proxy statement under the heading "Executive Compensation."

        The board of directors maintains an audit committee comprised of three of our outside directors and one inside director. Three members of the audit committee are independent and financially literate in light of applicable listing standards. The board of directors has also appointed Phillip "Buddy" Johnson to serve on the audit committee. Although Mr. Johnson is not considered independent because he was employed by us within the last three years, the board of directors believes that it is in the best interests of the company and its stockholders for Mr. Johnson to serve on the audit committee.

        The report of the audit committee is attached to this proxy statement as Appendix A. Our board of directors has adopted a written charter for the audit committee, a copy of which was included as an appendix to the proxy statement for our annual meeting of stockholders held in 2001.

Compensation of Directors

        For their services as directors in fiscal 2003, each non-employee director received $2,000 per meeting of the board of directors and $500 per committee meeting. In addition, all directors are entitled to participate in our 1997 Stock Incentive Plan.

Required Vote and Board Recommendation

        The six nominees for director receiving the highest number of affirmative votes entitled to vote at the annual meeting will be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

        The board of directors has appointed Grant Thornton LLP as our independent auditors for the fiscal year ending January 26, 2004, it being intended that such appointment would be presented for ratification by the stockholders. Grant Thornton LLP has audited our financial statements for the fiscal year ended January 27, 2003. Grant Thornton LLP is expected to have one or more representatives at the annual meeting who will be able to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

  Fees Billed by Grant Thornton LLP during fiscal 2003

  Audit Fees

        Audit fees billed by Grant Thornton LLP for our 2003 fiscal year audit of our annual financial statements and reviews of the financial statements included in our quarterly reports on Form 10-Q totaled $110,000.

  Financial Information Systems Design and Implementation Fees

        We did not engage Grant Thornton LLP to provide professional services to us regarding financial information systems design and implementation during the fiscal year ended January 28, 2003.

  All Other Fees

        Fees billed by Grant Thornton LLP during our 2003 fiscal year for all other non-audit services rendered to us were $9,400.

        Stockholder ratification of the selection of Grant Thornton LLP as our independent auditors is not required by our By-Laws or other applicable legal requirement. However, we are submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the company and its stockholders.

Required Vote and Board Recommendation

        The affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is required to approve Proposal 2. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

        THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF GRANT THORNTON, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2004.

OTHER MATTERS

        Our board of directors does not presently intend to bring any other business before the annual meeting, and so far as is known to the board of directors, no matters are to be acted upon other than the matters described above. However, if any other matter should properly come before the meeting, the person named on the enclosed proxy card will vote the shares for which he holds proxies in his discretion.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding beneficial ownership of our common stock as of May 16, 2003, the record date for the annual meeting, by (1) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock, (2) each of our directors, (3) each of the executive officers identified in the summary compensation table set forth elsewhere in this proxy statement and (4) all directors and executive officers of Star as a group. To our knowledge and except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder's address is c/o Star Buffet, Inc., 1312 North Scottsdale Road, Scottsdale, AZ 85247.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS (%)(1)
Robert E. Wheaton	1,608,337	(2)	49.0%
Jack M. Lloyd	30,000	(3)	1.0%
Thomas G. Schadt	30,000	(3)	1.0%
Phillip "Buddy" Johnson	22,700	(4)	*
Craig B. Wheaton	35,500	(4)	1.2%
B. Thomas M. Smith, Jr.	137,900		4.7%
J.P. Morgan Chase & Co. 270 Park Avenue New York, NY 10017	283,775	(5)	9.6%
Asset Value Fund Limited Partnership 376 Main Street P.O. Box 74 Bedminster, NJ 07921	250,000	(6)	8.5%
All directors and executive officers as a group (6 persons)	1,864,437	(7)	55.1%

*
Less than one percent.

(1)
Calculated based on 2,950,000 shares of our common stock outstanding on May 16, 2003 with percentages rounded to the nearest one-tenth of one percent. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but not treated as outstanding for computing the percentage of any other person.

(2)
Includes 329,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 16, 2003.

(3)
Includes 30,000 shares subject to presently exercisable options or options that become exercisable within 60 days of May 16, 2003.

(4)
Includes 22,500 shares subject to presently exercisable options or options that become exercisable within 60 days of May 16, 2003.

(5)
J.P. Morgan Chase & Co. has sole power to vote 280,000 of these shares and has sole power to dispose of all of these shares. J.P. Morgan Chase & Co. claims beneficial ownership with respect to all of these shares. The information relating to the beneficial ownership of J.P. Morgan Chase & Co. has been derived from the Schedule 13G/A dated May 8, 2003 filed by J.P. Morgan Chase & Co. with the Securities and Exchange Commission. The number of shares beneficially owned by J.P. Morgan Chase & Co. is stated as of April 30, 2003.

(6)
Asset Value Fund Limited Partnership ("Asset Value") has sole power to vote 250,000 of such shares and has sole power to dispose of all such shares. Asset Value claims beneficial ownership with respect to all of these shares. Asset Value is a limited partnership engaged in investing in securities. The sole general partner of Asset Value is Asset Value Management, Inc. ("Asset Value Management"). Asset Value Management is a wholly-owned subsidiary of Kent Financial Services, Inc. ("Kent"), a public company, the principal business of which is the operation of T. R. Winston & Company, Inc. ("TRW"), its wholly-owned subsidiary. TRW is a broker-dealer registered with the National Association of Securities Dealers, Inc. Asset Value, Asset Value Management, Kent and TRW maintain offices at 376 Main Street, Bedminster, NJ 07921. The information relating to the beneficial ownership of Asset Value Fund Limited Partnership has been derived from the Schedule 13D dated July 8, 2002 filed by Asset Value Fund Limited Partnership with the Securities and Exchange Commission on July 9, 2002. The number of shares beneficially owned by Asset Value Fund Limited Partnership is stated as of July 9, 2002.

(7)
Includes 434,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 16, 2003.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation for the Fiscal Year Ended
January 27, 2003.

        The compensation committee, comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the board of directors with respect to these policies and programs. In addition, the committee makes annual recommendations to the board of directors concerning the compensation paid to the Chief Executive Officer and to each of our other executive officers. The company began its independent corporate existence on July 28, 1997 through the reorganization of direct or indirect wholly-owned subsidiaries of CKE Restaurants, Inc. The committee was not formed until after the first meeting of the board of directors following the formation of the company. Since there was no committee at the time of the first board of directors meeting, it was necessary for the non-employee directors of the board of directors to decide all compensation issues at that meeting. In addition, certain compensation arrangements were established by the compensation committee of the board of directors of CKE while the company was a wholly-owned subsidiary of CKE.

        The following is a summary of the policies which the board of directors analyzed in determining the compensation for the executive officers of the company. The committee intends to follow the same general policies in determining the compensation for the executive officers of the company in fiscal 2004, but may, in its discretion, alter such policies to take into consideration the applicable circumstances at the time.

        Compensation Policies Towards Executive Officers.    The committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified executives. With respect to equity-based compensation, the committee believes that an integral part of our compensation program is the ownership and retention of our common stock by its executive officers. By providing executive officers with a meaningful stake in the company, the value of which is dependent on our long-term success, a commonality of interests between our executive officers and our stockholders is fostered.

        Relationship of Performance to Compensation.    Compensation that may be earned by the executive officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each executive officer's compensation package for the fiscal year ended January 27, 2003 are summarized below. The committee, in its discretion, may apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

        Base Salary.    The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with our principal competitors (including, but not limited to, a self-determined peer group set forth in the Stock Price Performance Graph appearing elsewhere in this proxy statement) and our financial performance relative to these competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer. Factors relating to our financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of these criteria and is not based on any specific formula.

        Cash Bonus.    Annual bonuses are earned by each executive officer on the basis of our achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular executive officer's duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. Following the completion of the fiscal year, the committee assesses individual performance against the established targets and provides for annual bonuses based on the targeted performance of levels actually achieved.

        Stock Options.    Stock option grants motivate executive officers to manage the business to improve long-term performance, and align the interests of executive officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of our common stock appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the executive officer's continued employment with us. Accordingly, an option will provide a return to the executive officer only if the executive officer remains employed by us and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual's current position with us, internal comparability with option grants made to other executives and the individual's potential for future responsibility and promotion over the option term. The committee has established an award program which takes into account the level of responsibility in the organization, and total compensation compared to comparable companies, in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual's position with us and the executive officer's existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. However, the committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant, if any, made to each executive officer as circumstances warrant.

        Chief Executive Officer Compensation.    Robert E. Wheaton became our Chief Executive Officer upon the company's formation in July 1997. Prior to our initial public offering in September 1997, Mr. Wheaton's annual base compensation was established at $250,000 for the fiscal year ended January 27, 2003, based on the philosophy described above.

        Corporate Deduction for Compensation.    Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. Our 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an option, with an exercise price equal to the fair market value of the underlying shares on the grant date, will qualify as performance-based compensation that will not be limited by Section 162(m). The committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

Thomas G. Schadt Jack M. Lloyd

        The report of the compensation committee of the board of directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG STAR BUFFET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE DOW JONES U.S. RESTAURANTS INDEX AND PEER GROUP

	1/98	1/99	1/00	1/01	1/02	1/03
STAR BUFFET INC	100.00	47.96	29.59	20.66	23.18	19.10
PEER GROUP	100.00	85.66	83.39	48.88	47.34	68.75
NASDAQ STOCK MARKET (U.S.)	100.00	156.49	244.13	171.44	120.39	82.97
DOW JONES U.S. RESTAURANTS	100.00	142.64	126.19	117.91	137.69	99.70

        The Peer Group includes the following stocks: Garden Fresh Restaurants (LTUS), Roadhouse Grill (GRLL), Sizzler International (SZ), Pierre Foods Inc. (FOOD), Shell's Seafood (SHLL.OB) and Fresh Choice (SALD). All are listed on NASDAQ except for Sizzler International, which is on the New York Stock Exchange. The Peer Group stocks are all small capitalization stocks in the family dining segment which is more relative of the business in which Star Buffet operates.

        The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary of Cash and Certain Other Compensation

        The following table sets forth the compensation awarded to, earned by or paid to our President and Chief Executive Officer during the fiscal year ended January 27, 2003. We had no other officer whose salary and bonus exceeded $100,000 during the fiscal year ended January 27, 2003.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
Annual Compensation
					RESTRICTED STOCK AWARDS ($)	SECURITIES UNDERLYING OPTIONS (#)
NAME AND TITLE	FISCAL YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION ($)(1)
Robert E. Wheaton Chairman of the Board, President and Chief Executive Officer	2003 2002 2001	$250,000 250,000 250,000	$25,000 25,000 25,000	$23,066 23,066 22,641	— — —	— — —

(1)
"Other Annual Compensation" represents auto and medical related payments to or for the behalf of Mr. Wheaton.

Option Exercises and Holdings

        No options were exercised by Mr. Wheaton during the fiscal year ended January 27, 2003. The following table sets forth the fiscal year end options values for all options held by Mr. Wheaton.

FISCAL YEAR-END OPTION VALUES

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR END (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT FISCAL YEAR END ($)
NAME
	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Robert E. Wheaton	329,237	—	—	—

Employment Agreements

        In connection with the company's employment contract with Robert E. Wheaton, our President and Chief Executive Officer, we agreed to pay Mr. Wheaton six years salary and bonus if he resigns related to change of control of the Company or is terminated, unless the termination is for cause. Mr. Wheaton's employment contract includes an annual salary of $250,000 and an annual bonus of $25,000. In addition, prior to the enactment of Sarbanes-Oxley, we agreed to provide Mr. Wheaton loans solely for the purchase of the Company's common stock. Subsequent to Sarbanes-Oxley, the company no longer issues notes to officers. The loans were secured by the stock at the prevailing interest rate set forth in the Company's credit facility with FleetBoston. The average rate for fiscal 2003 and 2002 was approximately 3.5% and 5.8%, respectively. The loans totaled $1,330,000 as of January 27, 2003 and $1,338,000 as of January 28, 2002.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended January 27, 2003, none of the persons who served on our compensation committee had any interlocking relationship as defined by the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of these forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during fiscal 2003, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% stockholders were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information about our equity compensation plans as of January 27, 2003. All outstanding awards under our plans relate to options to purchase our common stock and stock awards.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders(1)	733,000	$9.75	17,000
Equity compensation plans not approved by security holders	—	—	—
Total	733,000	$9.75	17,000

(1)
Includes our 1997 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In connection with the company's employment contract with Robert E. Wheaton, our President and Chief Executive Officer, we made loans to Mr. Wheaton in fiscal years 1999 through 2002 solely for the purchase of our common stock. The loans are secured and bear interest at the prevailing rate set forth in the Company's credit facility with FleetBoston. The average rate for fiscal 2003 was approximately 3.5%. The loans totaled $1,330,000 as of January 27, 2003.

        Mr. Wheaton currently beneficially owns approximately 49.0% of our total equity securities, assuming exercise of vested employee stock options, and possesses approximately 49.0% of the total voting power of the company. Thus Mr. Wheaton has the ability to control or significantly influence all matters requiring the approval of our stockholders, including the election of nominees to our board of directors.

        We entered into an agreement with a company whose former chief executive officer is a member of our board of directors. Under the agreement, we operated three of the related party's restaurants as BuddyFreddys Country Buffet restaurants. Revenues and expenses of the restaurants are included in our financial statements. We and the related party divided income and losses based on an agreed upon formula. Included in receivables is $323,000 for both fiscal 2002 and 2001 due from the related party as a result of the agreement and an allowance for that receivable of $323,000 for fiscal 2002 and $70,000 for fiscal 2001. The joint venture was terminated in the first quarter of fiscal 2001. During fiscal 2003, management removed the receivable and corresponding allowance for bad debt when the receivable was deemed uncollectible.

        At January 28, 2002, we had a $185,000 note receivable at a 6.5% monthly interest rate with Phillip "Buddy" Johnson, who is a member of the board of directors. The note receivable was due July 31, 2002 and was secured by property adjacent to the Plant City, Florida facility. We use the adjacent property as additional parking. The note receivable was paid in full by Mr. Johnson in June 2002.

ADDITIONAL INFORMATION

Annual Report

        Our annual report to stockholders for the fiscal year ended January 27, 2003 is our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on April 28, 2003 and which is being mailed concurrently with this proxy statement to all stockholders of record as of May 16, 2003. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. It is also available at the Securities and Exchange Commission's website at www.sec.gov.

Stockholder Proposals for the 2004 Annual Meeting

        Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders, as defined below, which are intended to be presented at our annual meeting of stockholders in 2004 must be received by us addressed to Star Buffet, Inc., 1312 N. Scottsdale Road, Scottsdale, Arizona 85257 by January 30, 2004 in order to be considered for inclusion in our proxy materials related to that meeting. On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        We were not notified of any stockholder proposals to be addressed at our 2003 annual meeting of stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

        If we do not receive any stockholder proposals for our 2004 annual meeting of stockholders before April 8, 2004, we will be able to use our discretionary voting authority as outlined above. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the 2003 annual meeting of stockholders and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

        Please sign and return your proxy card without delay.

Proxy Solicitation Matters

        This proxy solicitation is being made by our board of directors and is being paid for by Star Buffet, Inc. Following the mailing of the proxy statement, our directors, officers and regular employees may solicit proxies by mail, telephone, telegraph or personal interview. These persons will not receive any additional compensation for these services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses.

For the Board of Directors
ROBERT E. WHEATON, Chairman of the Board
May 23, 2003

        Whether or not you plan to attend the meeting, please submit a proxy card so that your shares may be represented at the meeting.

APPENDIX A

Audit Committee Report

In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Star Buffet. The Audit Committee has:

  (1)
  reviewed and discussed Star Buffet's audited financial statements with management;

  (2)
  discussed the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Star Buffet's financial statements, with Grant Thornton LLP, Star Buffet's independent accountants; and

  (3)
  received and reviewed the written disclosures and the letter from Grant Thornton LLP, required by the Independence Standards Board Standard No. 1, which relates to the accountants' independence from Star Buffet and its related entities, and has discussed with Grant Thornton LLP their independence from Star Buffet.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Star Buffet's Annual Report on Form 10-K for the fiscal year ended January 27, 2003.

SUBMITTED BY THE AUDIT COMMITTEE
Thomas G. Schadt
Jack M. Lloyd
Phillip "Buddy" Johnson
B. Thomas M. Smith, Jr.

The material in this report is not "soliciting material" and is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Star Buffet under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROXY

STAR BUFFET, INC.
420 LAWNDALE DRIVE
SALT LAKE CITY, UT 84115

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STAR BUFFET, INC. The undersigned hereby appoints Robert E. Wheaton as proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Star Buffet, Inc. held of record by the undersigned on May 16, 2003, at the annual meeting of stockholders to be held on June 27, 2003, and any postponement or adjournment of the meeting.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. FOLD AND DETACH HERE

			Please mark your votes as indicated in this example.	☒
1.	ELECTION OF DIRECTORS:	FOR all of the nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

Robert E. Wheaton
Phillip "Buddy" Johnson
Jack M. Lloyd
Thomas G. Schadt
Craig B. Wheaton
B. Thomas M. Smith, Jr.

2.	To ratify the board of directors' selection of Grant Thornton LLP as independent auditors for the current fiscal year.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

DO YOU PLAN TO ATTEND THE MEETING?            YES ☐            NO ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THE PROXY HOLDER WILL VOTE FOR ALL OF THE NOMINEES LISTED ABOVE IN ITEM 1, FOR THE PROPOSAL DESCRIBED IN ITEM 2 AND IN HIS DISCRETION ON MATTERS DESCRIBED IN ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature if held jointly

Dated:                                                            , 2003

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

FOLD AND DETACH HERE

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS JUNE 27, 2003
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 27, 2003
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF AUDITORS
OTHER MATTERS
Security Ownership of Certain Beneficial Owners and Management
EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG STAR BUFFET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, THE DOW JONES U.S. RESTAURANTS INDEX AND PEER GROUP
SUMMARY COMPENSATION TABLE
FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ADDITIONAL INFORMATION
  APPENDIX A
Audit Committee Report